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                                                                      EXHIBIT 12

BANC ONE CORPORATION and Subsidiaries
Statement Regarding Computation of Ratio of Earnings to Fixed Charges
$(millions)

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
                                              Three Months ended                              Years Ended
                                                  March 31,                                   December 31,
                                             -------------------      --------------------------------------------------------
                                               1997        1996         1996       1995        1994        1993        1992
                                             -------------------      --------------------------------------------------------
Calculation excluding interest on deposits:

  Earnings
    Income before income taxes and
      change in accounting principle         $566.0      $516.1       $2,110.7    $1,910.3    $1,518.9    $1,770.7    $1,341.2
    Fixed charges                             258.2       211.9          881.7       736.3       633.5       348.3       321.4
    Less: Capitalized interest                 (1.1)       (0.4)          (4.9)       (1.7)       (1.0)       (0.6)       (1.2)
                                             ------      ------       --------    --------    --------    --------    --------
    Earnings                                 $823.1      $727.6       $2,987.5    $2,644.9    $2,151.4    $2,118.4    $1,661.4
                                             ======      ======       ========    ========    ========    ========    ========
  Fixed Charges:
    Interest expense, including
      interest factor of capitalized
      leases and amortization of
      deferred debt expenses                 $243.2      $198.1         $827.0      $683.4      $575.7      $298.8      $278.6
    Portion of rental payments
      under operating leases deemed
      to be interest                           15.0        13.8           54.7        52.9        57.8        49.5        42.8
                                             ------      ------       --------    --------    --------    --------    --------
    Fixed charges                            $258.2      $211.9         $881.7      $736.3      $633.5      $348.3      $321.4
                                             ======      ======       ========    ========    ========    ========    ========
  Ratio of earnings to fixed
    charges excluding
    interest on deposits                       3.19x       3.43x          3.39x       3.59x       3.40x       6.08x       5.17x

Calculation including interest on
 deposits:
  Earnings:
    Income before income taxes
      and change in accounting               $566.0      $516.1       $2,110.7    $1,910.3    $1,518.9    $1,770.7    $1,341.2
      principle
    Fixed Charges                             855.7       804.1        3,249.0     3,026.4     2,307.8     1,826.0     2,318.3
    Less: Capitalized interest                 (1.1)       (0.4)          (4.9)       (1.7)       (1.0)       (0.6)       (1.2)
                                             ------      ------       --------    --------    --------    --------    --------
    Earnings                               $1,420.6    $1,319.8       $5,354.8    $4,935.0    $3,825.7    $3,596.1    $3,658.3
                                           ========    ========       ========    ========    ========    ========    ========
  Fixed charges:
    As detailed above                        $258.2      $211.9         $881.7      $736.3      $633.5      $348.3      $321.4
    Interest on deposits                      597.5       592.2        2,367.3     2,290.1     1,674.3     1,477.7     1,996.9
                                             ------      ------       --------    --------    --------    --------    --------
    Fixed charges                            $855.7      $804.1       $3,249.0    $3,026.4    $2,307.8    $1,826.0    $2,318.3
                                             ======      ======       ========    ========    ========    ========    ========
  Ratio of earnings to fixed
charges including interest
on deposits                                    1.66x       1.64x          1.65x       1.63x       1.66x       1.97x       1.58x
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